Well Name:
Jennings Federal 1
Jennings B Fed 002 SWD
Shearn Federal 3

ASSIGNMENT OF OIL, GAS AND MINERAL LEASES
CONVEYANCE AND BILL OF SALE

STATE OF NEW MEXICO       )
                                                     ) KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF LEA                      )

       THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE is from PXP GULF COAST INC., a Delaware corporation whose address is 700 Milam Street, Suite 3100, Houston, Texas 77002 (hereinafter called "Assignor"), to
COPY OF ORIGINAL
CONVEYANCE DOCUMENT
FOR SALE 191C
(hereinafter called "Assignee").	MARCH 10, 2004

       Assignor, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to all of the conditions and covenants set forth below, does hereby TRANSFER, ASSIGN and CONVEY unto Assignee, effective as of 7:00 o'clock a.m. Central Time, on April 1, 2004 (said hour and day being hereinafter called the "Effective Time"), the following properties:

       (a) All of Assignor's right, title and interest in and to the Oil, Gas-and Mineral Leases, properties, interests and rights appertaining thereto, including, without limitation, all leasehold working interests and overriding royalty interests, and which are set forth and described in Exhibit "A," attached hereto and hereby made a part hereof for all purposes, together with any and all amendments thereof or ratifications thereto;

       (b)       All of Assignor's right, title and interest in, to and under or derived from, all of the presently existing and valid communitization, unitization and pooling agreements and the properties covered and the units created thereby (including all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction) which relate to any of the Oil, Gas and Mineral Leases and wells described in Exhibit "A", attached hereto and made a part hereof, or to the production of oil, gas and other hydrocarbons therefrom or attributable thereto;

       (c)       All of Assignor's right, title and interest in, to and under, or derived from, all of the presently existing and valid oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, operating agreements and farmouts, farmins, and all other contracts, agreements, and instruments which relate to the Oil, Gas and Mineral Leases described in Exhibit "A", or to the production of oil, gas and other hydrocarbons therefrom or attributable thereto; and

       (d)       All of Assignor's right, title and interest in and to all personal property, improvements, easements, permits, licenses, servitudes and rights-of-way situated upon or used in connection with the exploration, development or operation of the Oil, Gas and Mineral Leases described in Exhibit "A", the wells located thereon, and the production, treating, storing, transportation of oil, gas and other hydrocarbons therefrom or attributable thereto, including, but not by way of limitation, well equipment, tanks, casing, tubing, subsurface equipment, boilers, fixtures, machinery, salt water disposal wells and other equipment, pipelines, power lines, telephone and telegraph lines, roads and other appurtenances (all such personal property, improvements, easements, permits, licenses, servitude and rights-of-way being herein called the "Assigned Appurtenances").

       Assignor's right, title and interest in the Oil, Gas and Mineral Leases, properties, rights, interests, contracts, agreements and Assigned Appurtenances specified in the foregoing clauses (a) through (d) are collectively referred to herein as the "Assigned Properties".

       Assignee, in consideration of the mutual benefits to be derived hereunder, and by its acceptance hereof, understands and agrees it shall be subject to the following:

       (1)     The terms, provisions, covenants and royalties set forth in the Oil, Gas and Mineral Leases, pooling, communitization and unitization agreements or orders including and affecting the Oil, Gas and Mineral Leases;

       (2)     The terms and conditions of all existing valid orders, rules and regulations and ordinances of federal, state and other governmental agencies;

       (3)     The terms and conditions of all valid, subsisting and outstanding overriding royalty interests, restrictions, exceptions, reservations, burdens, encumbrances, conditions, limitations, interests, instruments, agreements and other matters, if any, which are of record in the state and county or parish identified in Exhibit "A" and which burden or affect the Assigned Properties as of the Effective Time hereof;

       (4)     The terms and conditions contained in the joint operating agreements and unit operating agreements, if any, which cover and affect any of the Assigned Properties;

       (5)     All taxes affecting or relating to the Assigned Properties, including but not limited to, excise taxes, ad valorem taxes, production taxes and severance taxes (exclusive of federal and state income taxes imposed upon Assignor) accruing to the Assigned Properties after the Effective Time. As between Assignor and Assignee, Assignor shall be and remain liable for all taxes affecting or relating to the Assigned Properties prior to the Effective Time;

       (6)     Oil remaining in the tanks above the pipeline connection on the Effective Date hereof shall be the property of Assignor. All gas produced and saved up to such Effective Date shall belong to Assignor. All gas produced and saved after such Effective Date shall belong to Assignee.

       (7)     After the Effective Time of this Assignment, Assignee shall be responsible to plug and abandon the wells conveyed hereby and any future wells it may hereafter drill on the Assigned Properties in accordance with the rules and regulations of the state of New Mexico, and, to the extent required under the Oil, Gas and Mineral Leases, shall restore said premises within a reasonable length of time after the date production, if any, permanently ceases from said wells. Assignee agrees to indemnify and hold Assignor harmless from any and all surface or subsurface restoration, well abandonment or other similar obligations pertinent to the well(s) assigned herein which may arise out of any oil and gas lease, contract, permit or other agreement or laws or regulation affecting the lands upon which said wells are located and shall be responsible for any clean-up, restoration or other. action with respect to any governmental request or landowner obligations as to all surface usage associated with the operations of the Assigned Properties; and

       (8)       All recording, transfer or filing fees, or any other fee imposed by any local county, parish, state or federal governmental agency due to the recording or transfer of the Assigned Properties pursuant to this instrument.

       Assignee agrees to indemnify, defend and to hold Assignor and its agents and representatives harmless for any claims, losses, demands or expenses arising out of Assignee's failure to comply with items 1 through 7 above.

       The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee, their successors and assigns, and shall be covenants running with the lands and lease acreage herein assigned and with each transfer or assignment of said lease acreage.

       This instrument shall be binding upon all parties who execute same, their successors and assigns, whether or not it is executed by all parties named herein. This instrument maybe executed in identical counterparts, and each counterpart shall be deemed an original. Each counterpart shall be binding upon the executory party thereto, effective as to its interest in the properties described herein as fully as if all parties had executed one instrument.

       Assignor shall promptly deliver to Assignee such of the lease files pertaining to the Assigned Properties in its possession or under its control as Assignee may designate.

       ASSIGNOR HEREBY TRANSFERS AND ASSIGNEE HEREBY ACCEPTS THE ASSETS AND OTHER PERSONAL PROPERTY CONSTITUTING A PART OF THE ASSETS "AS IS, WHERE IS" AND SUBJECT TO ALL FAULTS, AND WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, ANYIMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY AS TO QUALITY, DESCRIPTION, VALUE, PHYSICAL OR ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE, IF APPLICABLE), AND ANY IMPLIED OR EXPRESSED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE HAS INSPECTED, OR BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE ASSIGNED PROPERTY AND IS SATISFIED AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION AND ACCEPTS ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR AND WITH ALL FAULTS AND DEFECTS. IN ADDITION, ASSIGNOR MAKES NO REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA DELIVERED TO THE ASSIGNEE WITH RESPECT TOTHE INTERESTS, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, ATTRIBUTABLE TO THE INTERESTS, OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS, OR THE PRICES WHICH ASSIGNEE IS OR WILL BE ENTITLED TO RECEIVE FOR ANY SUCH HYDROCARBONS.

       IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed on the date of the acknowledgment annexed hereto, but effective for all purposes herein as of the Effective Time.
ASSIGNOR:
PXP GULF COAST INC.
By:/s/ R. W. Pendleton
Name: R. W. Pendleton
Title: Vice President, Central Business Unit

STATE OF TEXAS

COUNTY OF HARRIS

       Before me, the undersigned, a Notary Public, on this day personally appeared R. W. PENDLETON, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PXP GULF COAST INC., a Delaware corporation, and that he has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _______________, 2004.

                     (seal)

                                                                                    _______________________________________
                                                                                                       Notary Public, State of Texas

ASSIGNEE:
By:______________________________
Name:
Title:

STATE OF TEXAS

COUNTY OF HARRIS

       Before me, the undersigned, a Notary Public, on this day personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _______________, 2004.

                     (seal)

                                                                                    _______________________________________
                                                                                                       Notary Public, State of _________

EXHIBIT "A"
LEA COUNTY, NEW MEXICO

LESSOR	LESSEE	LEASE DATE	TWP	RANGE	SEC	LEGAL DESCRIPTION
Jennings Federal 1 Jennings B Fed 002 SWD Shearn Federal 3
USA NM-063530	Michael C. Shearn	2/1/60	19S	32E	11 14 15	E/2E/2 E/2 NW/4 NE/4 SW/4 W/2 W/2
USA NM-025497	Howard R. Jennings	9/1/56	19S	32E	14 15	W/2 W/2, W/2 SE/4 NE/4 E/2 W/2, E/2
NM-55749 (ROW)	Sun Exploration & Production Company	3/5/84	19S	32E	15	NW/4 NW/4, S/2 NW/4 E/2, SW/4

 END OF EXHIBIT "A"